CREDIT AGREEMENT

         THIS AGREEMENT, dated as of October 20, 2000, by and between THE H.B. GROUP, INC., a Utah corporation (the "Borrower") with its principal office at 6995 Union Park Center, Suite 300, Midvale, Utah 84047 and HEADWATERS INCORPORATED, a Delaware Corporation (the "Lender").

                                   WITNESSETH:

         WHEREAS, Borrower desires to borrow for the purposes of obtaining working capital, general corporate purposes and investment opportunity purposes certain amounts and the Lender is willing to lend the amounts set forth herein on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the Borrower and the Lender agree as follows:

                                    ARTICLE 1
                                   Definitions

         As used in this Agreement, the following terms shall have the following meanings:

         "Business Day" means a day on which the Lender is open for business.

         "Default Rate" - in respect of any Reimbursement Obligations (defined below) or other amounts not paid when due (whether at stated maturity, on demand, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such Reimbursement Obligations or other amounts are paid in full equal to five percent (5%) above the applicable rate as specified below.

         "Maturity Date" - September 30, 2002 or such earlier date upon which all Reimbursement Obligations are due and payable.

         "Person" - an individual, a corporation, a limited liability company, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Reimbursement Obligations" - is defined as the Total Loan Amount less any amount that has been repaid plus interest and fees.

         "Total Loan Amount" - the lesser of (x) the principal amount of Three Million Dollars ($3,000,000.00) or (y) the product of 1.375 and the principal amounts borrowed under Section 2.1.

                                    ARTICLE 2
                                 Credit Advances

         Section 2.1 Term Loan.

         The Lender has or shall, on the terms and subject to the conditions of this Agreement, on the dates set forth below lend to the Borrower the amounts set forth opposite such date, provided that the Borrower may upon at least three
(3) Business Days provide prior irrevocable written notice to the Lender that it does not want to receive any particular borrowing:

                                  DATE                       AMOUNT
                                  ----                       ------

                           September 1, 2000                $200,000

                           September 19, 2000               $100,000

                           September 21, 2000               $200,000

                           October 15, 2000                 $500,000

                           December 1, 2000               $1,000,000

         Section 2.2 Note.

         The loan made hereunder shall be evidenced by a single promissory note (the "Note"). It shall be dated the date of closing hereunder and shall be payable to the order of the Lender. The Note shall be subject to repayment as provided in Section 2.3 hereof. Upon execution of the Note any interim notes made by Borrower in favor of the Lender shall be terminated.

         Section 2.3 Principal Repayment/Prepayment.

         (a) The Reimbursement Obligations shall be repaid in full on October 1, 2002. The Borrower shall, on said termination date, pay in full all outstanding principal of the term loan, plus all accrued and unpaid interest and fees and all other amounts due to the Lender. All principal payments and prepayments in respect of the term loan shall be accompanied by accrued interest on the amount being repaid or prepaid to the date of such repayment or prepayment.

         (b) The Borrower may prepay all or part of the Reimbursement Obligations without penalty, provided that, at least three (3) Business Days prior irrevocable written notice is received by the Lender by facsimile transmission and further provided that there is no unpaid accrued interest outstanding.

         Section 2.4 Interest/Payment Terms.

         (a) The Total Loan Amount shall bear interest at a rate per annum equal to 12% per annum.

         (b) Of the interest which accrues pursuant to Section 2.4(a) above, (i) 7% shall be payable quarterly in arrears on each of December 1, March 1, June 1 and September 1 commencing on March 1, 2001, and (ii) all remaining accrued but unpaid interest shall be payable on the Maturity Date;

         (c) Any overdue principal of any Reimbursement Obligations, any overdue interest thereon and any other overdue amounts shall bear interest, payable on demand, for each day from the date payment thereof was due to the date of actual payment, at the applicable Default Rate.

         (d) Anything in this Agreement or in the Note to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender's receipt thereof would not be permissible under the law or laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Such deferred interest shall not bear interest.

         Section 2.5 Placement Fees.

         (a) The Borrower shall pay to the Lender a placement fee equal to 1.50% of the amount borrowed on the date of each borrowing. For example, for every $500,000 borrowed the placement fee shall be $7,500. Such fee shall be due and payable on the date of such borrowing and may be deducted from the amount borrowed.

         (b) In addition, the Borrower shall pay to the Lender a placement fee equal to 2.50% of $2,000,000 (or $50,000) on the Maturity Date.

         Section 2.6 Computations.

         Interest on all Reimbursement Obligations and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

         Section 2.7 Time and Method of Payments.

         All payments of the principal of Reimbursement Obligations, interest, fees and other amounts (including indemnities) payable by the Borrower hereunder shall be made in United States Dollars, in immediately available funds, at the Lender or at such other location as the Lender may designate not later than 1:00 p.m., Salt Lake City time, on the date on which such payment shall become due without set-off, recoupment, counterclaim, deduction or offset of any nature whatsoever. Additional provisions relating to payments are set forth in Section
8.3 hereof.

         Section 2.8 Security.

         In order to secure the due payment and performance by the Borrower of all of the indebtedness, liabilities and obligations of the Borrower to the Lender hereunder or under any other loan document whether now existing or hereafter arising (all such indebtedness, liabilities and obligations are hereinafter referred to collectively as the "Obligations"), simultaneously with the execution and delivery of this Agreement or prior thereto: (i) The Borrower shall execute the Security Agreement collateralizing the Reimbursement Obligations; (ii) The Borrower shall cause the execution of the Guaranty guaranteeing the Reimbursement Obligations; (iii) the Borrower shall cause the execution of the Stock Pledge Agreement collateralizing the Reimbursement Obligations; (iv) The Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, instruments and documents as the Lender may reasonably require in order to effect the purposes of the Note, Security Agreement, Guaranty, Stock Pledge Agreement and this Agreement.

         Section 2.9 Set Off.

         (a) The Borrower hereby agrees that, in addition to (and without limitation of) any right of set off, Lender's lien or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option, to offset any funds of the Borrower which may for any reason be held by Lender against any principal of or interest on the Reimbursement Obligations or fees or expenses hereunder which are not paid when due (regardless of whether such funds are then due to Borrower), in which case it shall promptly notify the Borrower thereof, provided that its failure to give such notice shall not affect the validity thereof. Nothing contained herein shall require the Lender to exercise any such right or shall affect the right of the Lender to exercise and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of the Borrower.

                                   ARTICLE 3
                  The Closing: Conditions to Making of the Loan

         Section 3.1 Conditions to Making of the Loan.

         The obligation of the Lender to lend hereunder shall be subject to the fulfillment of the following conditions precedent:

         (a) The Borrower shall have executed and delivered to the Lender the Note, the Security Agreement, a certificate, duly executed by the company secretary or assistant secretary of the Borrower, together with a signed copy of the resolutions of the board of directors of the Borrower authorizing the execution and delivery of the loan documents to which it is a party, and certifying (A) that the resolutions of the board of directors of the Borrower attached to the certificate are true, correct and complete copy of the same and
(B) as to the incumbency and signatures of all authorized officers of the Borrower who are authorized to sign any loan documents in the name or on behalf of the Borrower or otherwise to act on behalf of the Borrower during the term of this Agreement;

         (b) The Lender shall have received the following:

                  (i) A copy, certified by the Secretary of the Borrower, of the certificate of incorporation (or equivalent documents) of the Borrower;

                  (ii) Certificates, as of the most recent dates practicable, of the Secretary of State or other appropriate governmental authority, of each state in which the Borrower is qualified to transact business, as to the existence and good standing of the Borrower;

                  (iii) A copy, certified by the Secretary of the Borrower, of the current bylaws of the Borrower;

                  (iv) A written opinion of Hatch, James & Dodge, legal counsel for the Borrower, dated as of the date hereof and addressed to the Lender, covering such matters as the Lender may request, in form and substance reasonably satisfactory to the Lender;

                  (v) Copies of the financial statements and financial projections of the Borrower as requested by the Lender;

         (c) Any other documents, studies, information, projections or opinions reasonably required by any Lender for a due diligence investigation or to effect the transactions contemplated hereunder.

         (d) The Security Agreement, UCC Financing Statements to be filed with the Secretary of State of Utah and each state in which the Borrower has assets, and copies of UCC search results for the State of Utah and each other state in which the Borrower has assets.

         (e) A warrant agreement and warrant in form and substance satisfactory to the Lender (the "Warrant Agreement").

         (f) A personal guarantee from Henri Bonan in form and substance satisfactory to the Lender (the "Guaranty").

         (g) A stock pledge agreement from the shareholders of the Borrower in form and substance satisfactory to the Lender (the "Stock Pledge Agreement").

         (h) (i) The Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement;

                  (ii) After taking into account loans made and giving effect to the Reimbursement Obligations, there shall exist no default or Event of Default hereunder; and

                  (iii) The representations and warranties contained in Article 5 hereof shall be true and correct.

         (i) All legal matters incident to the loan shall be reasonably satisfactory to counsel to the Lender.

                                   ARTICLE 4
                    Delivery of Notices and Other Information

         The Borrower shall deliver, or cause to be delivered, to the Lender:

         Section 4.1 Financial Statements.

         (a) Within ninety (90) days after the close of such fiscal year, (i) audited comparative consolidated and consolidating balance sheets, if applicable, of the Borrower and its subsidiaries, if any, each as of the end of such fiscal year, (ii) audited comparative consolidated and consolidating income statements, if applicable, of the Borrower and its subsidiaries, if any, for such fiscal year, (iii) audited comparative, consolidated and consolidating statements, if applicable, of cash flow of the Borrower and its subsidiaries, if any, for such fiscal year; including all footnote disclosures supporting schedules and comments, with the statements and balance sheets, in each case; all of which are to be audited by an independent certified public accounting firm selected by the Borrower and reasonably acceptable to the Lender, accompanied by a report and opinion of such accounting firm, and certified by such accounting firm to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Borrower; and the Lender shall have the right, from time to time, to discuss the affairs of the Borrower directly with such independent certified public accountants after reasonable notice to the Borrower and subject to the opportunity of the Borrower to be represented at any such discussions.

         (b) Within forty-five (45) days after the close of each quarterly accounting period in each fiscal year, (i) a comparative consolidated and consolidating balance sheet, if applicable, of the Borrower and its subsidiaries, if any, as of the end of such fiscal quarter, (ii) a comparative consolidated and consolidating income statement, if applicable, of the Borrower and its subsidiaries, if any, for that portion of the then current fiscal year through the end of such quarter, (iii) a comparative consolidated and consolidating cash flow statement, if applicable, of the Borrower and its subsidiaries, if any, for that portion of the then currant fiscal year through the end of such quarter.

         Section 4.2 Compliance Information.

         Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Note and the other documents, as the Lender may reasonably request from time to time.

         Section 4.3 Accountants' Reports and Tax Returns.

         Promptly upon receipt thereof, copies of all reports submitted to the Borrower by its independent accountants in connection with any annual or interim audit or review of the books of the Borrower made by such accountants. Promptly upon the filing thereof, copies of all federal, state and local tax returns submitted by the Borrower, and all related correspondence with federal, state and local tax authorities.

         Section 4.4 Notices of Defaults.

         Promptly, notice of the occurrence of any event or condition that constitutes an Event of Default or default hereunder, or would constitute or have a material adverse effect on the business, operations, prospects, financial condition or properties of the Borrower.

         Section 4.5 Additional Information.

         Such other information regarding the business, affairs and condition of the Borrower as the Lender may from time to time request.

                                   ARTICLE 5
                         Representations and Warranties

         The Borrower hereby represents and warrants to the Lender that:

         Section 5.1 Organization.

         The Borrower has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged.

         Section 5.2 Power, Authority, Consents.

         The Borrower has the power to execute, deliver and perform the documents to be executed by it. The Borrower has the power to borrow hereunder and has taken all necessary action to authorize (i) with respect to the Borrower, the borrowing of moneys hereunder and the creation of the Reimbursement Obligations hereunder on the terms and conditions of this Agreement. The Borrower has taken all necessary action to authorize the execution, delivery and performance of all necessary documents. No consent, license, certificate, approval, authorization or declaration of any governmental authority, bureau or agency is or will be required in connection with the execution, delivery or performance by any party of the documents hereunder to which it is a party, or the validity, enforcement or priority of such documents or any lien created and granted thereunder.

         Section 5.3 No Violation of Law or Agreements.

         The execution and delivery by the Borrower of each document hereunder will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or create (with or without the giving of notice or lapse of time or both) a default under or breach of any agreement, bond, note or indenture to which it is a party, or by which it is bound or its properties or assets are affected, or result in the imposition of any lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with its business except for the liens created and granted pursuant to the Security Agreement.

         Section 5.4 Due Execution, Validity, Enforceability.

         This Agreement and every other document has been duly executed and delivered by the Borrower and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

         Section 5.5 Judgment, Actions, Proceedings.

         There are no outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, may have a material adverse effect on the business, operations, prospects, financial condition or properties of such party or its ability to perform its obligations under this Agreement, the Note or Security Agreement.

         Section 5.6 No Default, Compliance With Laws.

         The Borrower is not in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a material adverse effect on its business, operations, prospects, financial condition or properties or on its ability to perform its obligations hereunder. The Borrower has complied and it is in compliance in all respects with all applicable laws, regulations, resolutions, ordinances, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, noncompliance with which could have material adverse effect on its business, operations, financial condition or properties or on its ability to perform its obligations under the aforementioned documents.

         Section 5.7 ERISA - The Employee Retirement Income Security Act.

         (a) The Borrower does not have, and has never had, any plan in connection with which there could arise a direct or contingent liability of the Borrower to the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor or the Internal Revenue Service ("IRS"). The Borrower is not a participating employer in: (i) any plan under which more than one employer makes contributions as described in Section 4063 and 4064 of ERISA, or (ii) a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

         (b) All references to the Borrower in this Agreement relating to ERISA shall be deemed to refer to the Borrower and all other entities that are part of a controlled group as defined under the Internal Revenue Code or ERISA.

         Section 5.8 Compliance with Environmental Laws.

         (a) To the best knowledge of the Borrower (i) no Person (including, without limitation, any previous owner, lessor or sublessor of property of the Borrower) has generated, used, treated, stored, released or disposed of hazardous wastes or toxic substances on any of its properties or any of the properties to be acquired, directly or indirectly, by this Borrower pursuant to the transactions contemplated hereby (whether owned, leased, subleased or used by such Person) in violation of any Environmental Laws; and
(ii) there has been no spill, release, disposal or any other discharge of hazardous substances on or from any properties owned, leased, subleased or used by the Borrower that, in any such case, could subject the Borrower to any material liability.

         (b) As used in this Agreement, Environmental Laws shall mean all federal, state, or local governmental laws, statutes, rules, regulations, ordinances, decisions, or other authority relating to the protection of human health and the environment, including, the regulation of liability, manufacture, processing, reporting, licensing, permitting, distribution, transportation, storage, treatment, disposal, use, handling, investigation, and remediation of emissions, discharges, releases, or threatened releases of hazardous materials, substances, contaminants, or pollutants into the air, surface water, groundwater, or land.

         Section 5.9 Subsidiaries.

         The Borrower has no subsidiaries.

         Section 5.10 Location of Equipment

         The Borrower owns no assets except those assets located in the state of Utah.

         Section 5.11 Ownership of Assets

         The Borrower owns or leases in its own name the assets and properties necessary to the conduct and operation of Borrower's business.

                                    ARTICLE 6
                                    Covenants

         Section 6.1 Affirmative Covenants.

         While any Reimbursement Obligations remains outstanding, or so long as the Borrower is indebted to the Lender, and until payment in full of the Note and full and complete performance of all of the other obligations of the Borrower arising hereunder, the Borrower shall do the following:

         (a) Keep proper books of record and account in a manner reasonably satisfactory to the Lender in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.

         (b) Permit the Lender to make or cause to be made inspections and audits of any books, records and papers of Borrowers and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of Borrower (collectively "Inspections"), on reasonable notice, at all such reasonable times and as often as the Lender may reasonably require, in order to assure that such party is and will be in compliance with its obligations under this Agreement, the Note and Security Agreement. Inspections will be at the Lender's expense, except for the reasonable out of pocket expenses the Lender may incur to engage a third-party to assist with Inspections monthly for October 2000, November 2000, December 2000, and January 2001, and quarterly thereafter, which expenses shall be paid by Borrower. In connection with such inspections or audits, Lender will keep confidential any information that is designated in writing by Borrower as confidential.

         (c) Maintain in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by it and used in or necessary for the operation of its business, and make all reasonable repairs, replacements, additions and improvements thereto, and maintain insurance with respect to its properties and business in such amounts and coverage, and with such insurers, as are reasonably satisfactory to the Lender, and provide to the Lender certificates of insurance and such other evidence of insurance as the Lender may reasonably request from time to time.

         (d) Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence as a corporation, if applicable, and all permits, rights and privileges necessary for the proper conduct of its business and to continue to engage in the same line of business and any other business incidental thereto.

         (e) Comply, in all material respects, with all applicable laws and pay and discharge all its obligations and liabilities, including without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by such party, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a lien against any of its properties.

         (f) Ensure that at all times its obligations hereunder constitute unconditional obligations secured by a first or second priority (as the case may be) lien on the assets of the Borrower secured pursuant to the Security Agreement.

         (g) Promptly notify the Lender in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of $100,000 affecting Borrower whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

         (h) Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect all permits, rights and privileges necessary for the proper conduct of its business and to continue to engage in the same line of business and any other business incidental thereto.

         (i) Comply with all applicable provisions of ERISA.

         (j) (i) Comply in all material respects with all Environmental Laws (as defined in Section 5.8(b) above), and provide written notice to the Lender within five (5) days of the receipt of any notice of any governmental authority charged with enforcing any such Environmental Laws.

                  (ii) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature ("Remedial Work") with respect to any of the properties of the Borrower (whether owned, leased, subleased or used by Borrower) is required to be performed by the Borrower under any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a hazardous substance in or into the air, soil, groundwater, surface water or soil vapor, the Borrower shall commence all such Remedial Work for which the Borrower is legally responsible under applicable federal, state or local law at or prior to the time required therefor under applicable laws, regulations or orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable laws, regulations or orders of such governmental or nongovernmental entity, except where the necessity of the conduct of Remedial Work is being contested in good faith in the manner provided by law.

         (k) Maintain a current ratio, that is a ratio of current assets to current liabilities of not less than one (1.0) as of the end of each fiscal quarter.

         (l) Provide Lender 20 days' prior written notice prior to moving its principal place of business or owning any assets outside the state of Utah.

         Section 6.2 Negative Covenants.

         While any Reimbursement Obligation remains outstanding, or so long as the Borrower is indebted to the Lender, and until payment in full of the Note and full and complete performance of all of the other obligations of the Borrower arising hereunder, the Borrower shall not do, agree to do or permit to be done or agree to do any of the following:

         (a) Loans. Without the prior written consent of the Lender, make any loan or advance or extend any guaranty to any Person.

         (b) Merger; Sale of Assets. Without the prior written consent of the Lender, (i) merge, reorganize or consolidate with, any other Person, (ii) purchase or otherwise acquire all or substantially all of the properties of assets of any other Person, or (iii) sell, lease, transfer or otherwise dispose of any of its properties or assets, other than the sale of inventory in the ordinary course of business and the sale or disposal of obsolete equipment in the ordinary course of business.

         (c) Indebtedness. Without the prior written consent of the Lender, create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness, other than: (i) indebtedness to the Lender hereunder; (ii) purchase money indebtedness secured by purchase money security interests permitted by Section 6.2(d) hereof; and (iii) unsecured current liabilities

(not the results of borrowing) incurred in the ordinary course of business and not represented by any note, bond, debenture or other evidence of indebtedness.

         (d) Liens. Without the prior written consent of the Lender, create, incur, assume or suffer to exist any lien on any of its property now owned or hereafter acquired, other than: (i) purchase money liens (including, without limitation, finance leases) upon any fixed or capital assets hereafter acquired, or assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (A) any such lien does not extend to or cover any other asset of the Borrower, (B) such lien secures the obligation to pay the purchase price of such asset (or the obligation under such finance lease) only and (C) the principal amount secured by each such lien does not exceed the unpaid purchase price for such asset; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like liens arising in the ordinary course of business securing sums which are not overdue; (iii) zoning restrictions, licenses, easements, rights-of-way, restrictions on the use of real property or minor irregularities in title thereto and other similar charges or encumbrances; not interfering with ordinary conduct of the business of the Borrower and not impairing the value of the affected property; (iv) liens in favor of the Lender; and (v) the liens placed upon account receivables in favor of Merrill Lynch Business Financial Services, Inc. by that certain WCMA Loan and Security Agreement No. 421-07115 dated May 26, 2000, as amended on 11 October 2000 (together, the "Permitted Liens").

                                   ARTICLE 7
                         Events of Default and Remedies

         If any one or more of the following events ("Events of Default") shall occur and be continuing, the entire unpaid balance of the principal of and interest on the Note outstanding and all other obligations of the Borrower to the Lender arising hereunder and under the Note or Security Agreement shall immediately become due and payable upon written notice to that effect given to the Borrower by the Lender without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower; provided, however, that if an Event of Default specified in paragraph (d) below shall occur, the principal of and interest on all Reimbursement Obligations and the Note, together with all other amounts payable hereunder shall become immediately due and payable without any action on the part of the Lender and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower:

         (a) Failure to make any payment of principal or interest upon any Reimbursement Obligations or the Note or any other amount due hereunder or under any other documents hereunder; or

         (b) Failure to perform or observe any of the terms, covenants, conditions, or agreements contained in the Warrant Agreement, the Investors' Rights Agreement, the Security Agreement, the Guaranty, the Stock Pledge Agreement, or this Agreement, which failure shall remain unremedied for a period of twenty (20) days; or

         (c) Any representation or warranty made by the Borrower in connection with any of the documents hereunder shall have been false or misleading in any material respect when made or delivered; or

         (d) The Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or such party shall take any action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of forty-five (45) days or more; or any order for relief shall be entered in any such proceeding; or such party by any act or emission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of forty-five (45) days or more; or such party shall generally not pay its debts as they become due; or

         (e) Any note or security agreement shall fail to be in full force and effect for any reason other than termination by satisfaction or forgiveness thereof; or

         (f) The Borrower shall, with respect to any of its indebtedness fail to make any payment of principal or premium or interest when due (whether at stated maturity, by acceleration, by required prepayment, on demand or otherwise) after giving effect to any applicable grace period, or shall fail to observe or perform any covenant or agreement contained in any agreement or instrument relating to such indebtedness within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or to permit the holder of such indebtedness to accelerate, the maturity of such indebtedness; or

         (g) Since the date of the closing of this Agreement, there shall have occurred any condition or event which the Lender reasonably determines has or is likely to have a material adverse effect on the Borrower.

         (h) An event of default under any other note or agreement between the parties hereto not timely cured as provided in such note or agreement.

                                   ARTICLE 8
                            Miscellaneous Provisions

         Section 8.1 Fees and Expenses; Indemnity.

         (a) The Borrower will promptly pay all out-of-pocket costs and expenses of the Lender in preparing the necessary documents hereunder and of the Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including, without limitation, all costs of filing or recording any documents) and the fees and expenses and disbursements of counsel to the Lender, in connection with the preparation, execution, delivery and enforcement of this Agreement, the other documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Lender, the negotiation, preparation and execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument which is proposed but not executed and delivered) and with any claim or action threatened, made or brought against the Lender arising out of or relating to any extent to this Agreement, the other documents hereunder or the transactions contemplated hereby or thereby.

         (b) In addition, the Borrower will promptly pay all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by the Lender in connection with its enforcement of the payment of the Note or any other sum due to it under this Agreement or any other documents hereunder or any of its other rights hereunder or thereunder.

         In addition to the foregoing, whether or not the transactions contemplated hereunder are consummated, the Borrower shall indemnify the Lender and each of its directors, officers, employees and agents against, and hold each of them harmless from, any losses, liabilities, damages, claims, out-of-pocket costs and expenses including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from, or in any manner connected with, the execution, delivery and performance of each of the documents hereunder, the Reimbursement Obligations, or in investigating. preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation relating to the foregoing or under any statute of any jurisdiction, or any regulation, or at common law or otherwise, provided that the Borrower shall not be obligated to indemnify any Person for any of the foregoing to the extent arising from the gross negligence or willful misconduct of the party to be indemnified (as determined by a final and nonappealable judgment of a court of competent jurisdiction). The indemnity set forth herein shall be in addition to any other obligations or Liabilities of the Borrower to the Lender hereunder or at common law or otherwise. The provisions of this Section 8.1 shall survive the payment of the Note and the Reimbursement Obligations and the termination of this Agreement.

         Section 8.2 Payments; Withholding Taxes.

         As set forth in Article 2 hereof, all payments by the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Lender at the office of the Lender listed above, in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 1:00 p.m., Salt Lake City time, on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding business day, such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Note shall be made without set-off or counterclaim and shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes (including levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof). If the Person making a payment hereunder or under the Note shall be required by law to deduct or withhold any amount on account of any taxes from or in respect of any such payment the amount of such payment shall be increased as may be necessary, so that after making all required deductions or withholdings (including deductions or withholdings resulting from the additional sums payable by reason of this sentence) the Lender entitled to receive such payment receives an amount equal to the sum it would have received had no deduction or withholding been made. The previous sentence shall not apply to any withholdings required by a taxing authority to ensure that the Lender pays a tax or penalty relating to a tax to which the Lender is subject.

         Section 8.3 Survival of Agreements and Representations; Waiver of Trial by Jury.

         All agreements, representations and warranties made herein shall survive the delivery and subsequent termination of this Agreement and the Note. THE BORROWER WAIVES THE RIGHT (1) TO TRIAL BY JURY AND (2) TO INTERPOSE ANY SET-OFF, COUNTERCLAIM OR CROSS-CLAIM EXCEPT FOR COMPULSORY CLAIMS IN ANY LITIGATION IN ANY COURT WITII RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, ANY OF THE OTHER DOCUMENTS HEREUNDER OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         Section 8.4 Modifications, Consents and Waivers; Entire Agreement.

         (a) No modification, amendment or waiver of or with respect to any provision of this Agreement, the Note, the Security Agreement, the Guaranty, the Stock Pledge Agreement or any other agreement, instrument and document delivered pursuant hereto or thereto, nor consent to any departure by the Borrower from any of the terms or conditions thereof, including, without limitation, any such modification, amendment or waiver which releases any collateral, shall in any event be effective unless it shall be in writing and signed by the Borrower and the Lender.

         (b) Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand of the Borrower in any case, shall of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement embodies the entire agreement and understanding between the Lender and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 8.5 Remedies Cumulative.

         Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender or the holder of the Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise or any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Borrower's indebtedness, liabilities and obligations under the Note and this Agreement shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Borrower may have against the Lender and without regard to any other obligation of any nature whatsoever which the Lender may have thereto, and no such counterclaim or offset shall be asserted thereby in any action, suit or proceeding instituted by the Lender for payment or performance of such indebtedness, liabilities or obligations under the Note, this Agreement, the Security Agreement, the Guaranty, or the Stock Pledge Agreement or any of the other documents or otherwise.

         Section 8.6 Further Assurances.

         At any time and from time to time, upon the request of the Lender, the Borrower shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Lender may reasonably request in order to fully effect the purposes of this Agreement, the other documents hereunder and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Reimbursement Obligations.

         Section 8.7 Notices.

         All notices, requests, reports and other communications pursuant to this Agreement shall, except as otherwise provided herein, be in writing, either by letter (delivered by hand or commercial messenger, express delivery or express mail service or sent by certified mail, return receipt requested), telex or facsimile transmission, addressed as follows:

         (a) If to the Borrower:

                                    The The H.B. Group, Inc.
                                    6996 Union Park Center, Suite 300,
                                    Midvale, Utah 84047
                                    Attention: Henri Bonan
                                    Phone:   801/576-8700
                                    Fax :    801/576-8777

         (b) If to the Lender:

                                    Headwaters Incorporated
                                    11778 S. Election Drive, Suite 210
                                    Draper, UT  84020
                                    Attention: Steven G. Stewart, CFO
                                    Phone:  801/984-9400
                                    Fax :   801/984-9410

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or messenger, express delivery or express mail service to such party at this address specified above, or, if sent by mail, on the third business day (with respect to domestic mail), and on the twelfth business day (with respect to international mail), after the day deposited in the mail, postage prepaid, or, in the case of telex or facsimile notice, when sent with evidence of transmission. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         Section 8.8 Counterparts.

         This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 8.9 Governing Law; Consent to Jurisdiction.

         (a) THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, WITHOUT REGARDS TO THE CONFLICT OF LAWS RULES.

         (b) THE BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY UTAH STATE COURT IN SALT LAKE CITY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF UTAH. THE BORROWER BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 8.9, HEREOF. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH COURT BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. NOTHING IN THIS SECTION 8.11 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

         Section 8.10 Severability.

         The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance thereby with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or default if such action is taken or condition exists.

         Section 8.11 Binding Effect; No Assignment or Delegation by Borrower.

         This Agreement shall be binding upon and inure to the benefit of the Borrower and Borrower's successors and to the benefit of the Lender and its successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Lender, and any purported assignment or delegation without such consent shall be void.

         Section 8.12 Assignments and Participation.

         (a) The Lender may assign or transfer all or any part or its obligations and/or rights under this Agreement and the other documents to any other Person.

         (b) The Lender may sell participations to one or more Lenders or other entities in or to all or a portion of its rights and obligations under this Agreement and the other documents.

         IN WITNESS WHEREOF, the parties have earned this Agreement to be duly executed as of the above date.

                                                     Borrower:
                                                     THE H.B. GROUP, INC.

                                                     By:   /s/ Henri Bonan
                                                          -------------------
                                                     Name:  Henri Bonan
                                                     Title: President


                                                     Lender:
                                                     HEADWATERS INCORPORATED

                                                     By:  /s/ Kirk A. Benson
                                                          ---------------------
                                                     Name:  Kirk A. Benson
                                                     Title: CEO